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                                                                    EXHIBIT 23.1

                           ADOBE SYSTEMS INCORPORATED
               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (No. 33-10753, No. 33-18986, No. 33-23171, No. 33-30976, No. 33-36501, No. 33-38387,
No. 33-48210,  No.  33-63518, No.  33-78506,  No. 33-83030,  No.  33-83502,  No.
33-83504,  No.  33-84396,  No.  33-86482, No.  33-59335,  No.  33-63849  and No.
33-63851) on Form S-8 of Adobe Systems Incorporated of our report dated January 30, 1995, appearing elsewhere herein, with respect to the consolidated balance sheet of Frame Technology Corporation as of December 31, 1994 and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the two years in the period then ended and our report dated May 31, 1995, except for Note 13, as to which the date is June 22, 1995, appearing elsewhere herein, with respect to the supplemental consolidated balance sheet of Frame Technology Corporation as of December 31, 1994 and the related supplemental consolidated statements of operations, shareholders' equity and cash flows for each of the two years in the period then ended.

                                          ERNST & YOUNG LLP

San Jose, California
February 16, 1996